For Immediate Release
October 23, 2008
Contact: Mark Garwood
President / CEO
Tamalpais Bancorp
415-526-6400

Tamalpais Bancorp Announces Strong Earnings and Asset Growth
EPS up 56%, Net Income up 51%
Record Revenue and Earnings, Increased Capital Ratios

San Rafael, CA, October 23, 2008 — Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported record quarterly earnings and strong asset growth, despite a higher loan loss provision and tax rate. Net income for the quarter ended September 30, 2008 was $1,486,000, a 50.9% increase over net income of $985,000 for the same period last year. Quarterly diluted earnings per share of $0.39 increased 56.0% over the comparable period last year.

Net income for nine months ended September 30, 2008 was $3,979,000, a 29.6% increase over net income of $3,070,000 for the same period in 2007. Year-to-date 2008 diluted earnings per share of $1.04 increased 35.1% over the comparable period last year. Per share results have been restated for the 7% stock dividend paid February 14, 2007 and reflect the repurchase of 4.9% of the outstanding shares in the fourth quarter of 2007.

On a sequential quarter basis, net income for the third quarter of 2008 increased 17.3%, and diluted earnings per share increased 18.2%, over the second quarter of 2008.

In addition to producing record earnings, the Company strengthened its allowance for loan losses, liquidity, and capital in the third quarter. During that quarter the Company increased its Allowance for Loan and Lease Losses as a percent of total loans from 1.05% to 1.13% and its cash and equivalents, interest bearing deposits and investments as a percent of total assets from 9.6% to 11.4%. Tamalpais Bank increased its Total Risk Based Capital Ratio from 10.28% to 10.45%.

Tamalpais Bancorp
Press Release
October 23, 2008

“We are very pleased to continue to produce record earnings while strengthening our balance sheet,” said Mark Garwood, President/CEO. “Our high quality loan portfolio combined with a widening interest margin and controlled operating expenses have produced a high level of recurring income. This has given us the flexibility to prudently increase reserves and capital ratios while still producing superior shareholder returns, as evidenced by our annualized return on average equity of 16.6% for the quarter.”

“We are also happy to have grown noninterest checking accounts by 13% in the quarter and by 30% for the year to date. Our success in obtaining small business clients in Marin and the greater Bay Area through our seasoned team of business banking professionals has lowered our cost of funds and enhanced top line revenue.”

The total assets of the Company increased to $679.7 million as of September 30, 2008, up $30.6 million (4.7%) from $649.1 million as of June 30, 2008 and up $122.9 million (22.1%) from $556.8 million as of December 31, 2007. For the three and nine months ended September 30, 2008:

•	net loans increased by $15.5 million (2.8%) and $103.9 million (22.4%), respectively, to $568.6 million;

•	deposits increased by $23.5 million (5.6%) and $81.2 million (22.5%), respectively, to $442.4 million;

•	Noninterest checking accounts increased by $3.5 million (13.1%) and $6.9 million (29.6%), respectively, to $30.1 million;

•	investments increased by $1.4 million (2.5%) and $2.7 million (5.0%), respectively, to $57.9 million;

•	FHLB Borrowings increased by $5.9 million (3.4%) and $31.6 million (21.6%), respectively, to $178.1 million; and,

•	stockholders’ equity increased by $1.4 million (4.1%) and $3.6 million (10.8%), respectively, to $36.5 million.

Tamalpais Bancorp
Press Release
October 23, 2008

For the quarter ended September 30, 2008, net interest income before provision for loan losses increased by $1,694,000 (37.5%) over the same period last year. The net interest margin widened to 3.83%, up from 3.53% in the third quarter of 2007. For the year-to-date, net interest income before provision for loan losses increased by $4,092,000 (31.4%) over the same period last year. The year-to-date net interest margin widened to 3.83%, up from 3.51% for the same period last year. The Company benefited from the ongoing decreases in the Federal funds and discount rates through lower funding costs while asset yields remained relatively high due to the pricing structure of loans with floors, initial fixed rates, and prepayment penalties.

Non-performing assets as a percentage of total assets were 0.63%, 0.09%, and 0.08% at September 30, 2008, June 30, 2008, and December 31, 2007, respectively. Loan losses for the three and nine months ending September 30, 2008 were $24,000 and $36,000, respectively. For the quarter, the provision for loan losses was $653,000, up $537,000 (460.9%) from $116,000 in the same period last year. For the year-to-date, the provision for loan losses was $1.60 million up $1,557,000 (3846.1%) from $40,000 in the prior year.

The Company had four nonperforming loans at September 30, 2008 totaling $4.3 million, with an unguaranteed balance of $4.0 million. Included in this amount are a 60 day delinquent $3.3 million commercial term loan secured by real estate, a $555,000 SBA 7A loan that is 75% guaranteed by the SBA, a $413,000 multifamily loan, and a $19,000 SBA 7A commercial loan.

“We have prudently increased our allowance for loan losses from 1.05% of total loans to 1.13% of total loans in the quarter to reflect the increase in nonperforming assets and the overall economic downturn, which may adversely affect the small businesses in our market areas,” said Garwood. “We are working diligently with borrowers to proactively identify and address difficulties as they arise. We have never participated in subprime lending and have low exposure to residential mortgages, construction, and land loans. These categories, in total, comprise just 11.5% of the loan portfolio.”

Tamalpais Bancorp
Press Release
October 23, 2008

The Company did not sell any loans in the third quarter of 2008 and consequently did not recognize a gain on sale of loans. Noninterest income decreased $85,000 (14.0%) from the third quarter of 2007 to $523,000. For the year-to-date noninterest income decreased $190,000 (10.2%) to $1.7 million, as the gain on sale of loans in 2008 of $166,000 was $320,000 (65.8%) lower than 2007. Registered Investment Advisory fee income was up 2.4% in the quarter and 5.6% year-to-date over the same period last year as Tamalpais Wealth Advisors continues to increase assets under management.

In addition, the Company recorded a recovery of $5,000 of the previously recorded “other than temporary impairment charge” (OTTI) in the third quarter of 2008. The year-to-date OTTI charge of $62,000 is related to Municipal Securities insured by MBIA, AMBAC, and XLCA. The OTTI charge equates to a decrease in year-to-date earnings per share of less than $0.01. The Company does not own any FNMA or FHLMC common or preferred stock.

Total noninterest expense in the third quarter of 2008 was $3,785,000, a $233,000 (6.6%) increase compared to $3,552,000 for the same period in 2007. Salaries and benefits increased $357,000 (19.5%) due primarily to planned increases in staff. The Company continued to expand its staff and management in the third quarter to strengthen its commercial and small business banking operations. Noninterest expense for the year-to-date was $11,185,000, a $1,087,000 (10.8%) increase compared to $10,098,000 for the same period in 2007.

Income tax provision for the third quarter of 2008 amounted to $807,000, an increase of $337,000 (71.9%) over the same period in 2007. The effective tax rate in the Third quarter of 2008 was 35.2% compared to 32.3% in the third quarter of 2007. Income tax provision for the year-to-date was $3,979,000, an increase of $909,000 (29.6%) over the same period in 2007.

Tamalpais Bancorp
Press Release
October 23, 2008

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches and one Northern California loan production office, and wealth advisory services to high net worth families and institutional clients. The Company had $680 million in assets and $254 million in assets under management as of September 30, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2008	December 31, 2007	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$19,060,941	$4,457,959	$14,602,982	327.6%
Federal funds sold	180,409	566,541	(386,132)	-68.2%

Total Cash and Cash Equivalents	19,241,350	5,024,500	14,216,850	283.0%
Interest-bearing time deposits in other financial institutions	551,000	627,387	(76,387)	-12.2%

Investment securities
Available-for-sale	46,313,424	40,660,856	5,652,568	13.9%
Held-to-maturity, at cost	11,607,830	14,514,528	(2,906,698)	-20.0%
Federal Home Loan Bank restricted stock, at cost	8,429,800	6,885,900	1,543,900	22.4%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	575,069,026	469,613,486	105,455,540	22.5%
Less: Allowance for loan losses	(6,475,668)	(4,914,553)	(1,561,115)	31.8%

	568,593,358	464,698,933	103,894,425	22.4%
Bank premises and equipment, net	4,124,545	4,653,871	(529,326)	-11.4%
Accrued interest receivable	3,673,809	3,221,249	452,560	14.0%
Cash surrender value of bank-owned life insurance	10,735,213	10,387,374	347,839	3.3%
Other assets	6,388,525	6,090,187	298,338	4.9%

Total Assets	$679,708,854	$556,814,785	$122,894,069	22.1%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	30,139,603	23,254,723	$6,884,880	29.6%
Interest-bearing checking deposits	7,133,223	6,874,465	258,758	3.8%
Money market and saving deposits	156,437,556	138,275,392	18,162,164	13.1%
Certificates of deposit greater than or equal to $100,000	116,929,282	110,587,625	6,341,657	5.7%
Certificates of deposit less than $100,000	131,760,503	82,182,492	49,578,011	60.3%

Total Deposits	442,400,167	361,174,697	81,225,470	22.5%
Federal Home Loan Bank Advances	178,085,000	146,507,500	31,577,500	21.6%
Long term debt	6,000,000	—	6,000,000	100.0%
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	3,320,302	2,797,051	523,251	18.7%

Total Liabilities	643,208,469	523,882,248	119,326,220	22.8%

Commitment and Contingencies	—	—	—	0.0%

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,823,634 and 3,818,284 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	12,027,473	11,977,473	50,000	0.4%
Paid-In-Capital	891,347	663,213	228,134	34.4%
Retained earnings	23,462,163	20,084,667	3,377,496	16.8%
Accumulated other comprehensive income/loss	119,402	207,184	(87,782)	-42.4%

Total Stockholders’ Equity	36,500,385	32,932,537	3,567,848	10.8%

Total Liabilities and Stockholders’ Equity	$679,708,854	$556,814,785	$122,894,069	22.1%

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended September 30, 2008 and 2007

	Three Months Ended September 30,		Change

	2008	2007	$	%

	(Unaudited)
Interest Income
Interest and fees on loans	$10,399,017	$9,210,616	$1,188,401	12.9%
Interest on investment securities	644,872	657,604	(12,732)	-1.9%
Interest on Federal funds sold	43,474	24,078	19,396	80.6%
Interest on other investments	124,481	65,607	58,874	89.7%
Interest on deposits in other financial institutions	7,691	9,414	(1,723)	-18.3%

Total Interest Income	11,219,535	9,967,319	1,252,216	12.6%

Interest Expense
Interest expense on deposits	2,928,303	3,935,919	(1,007,616)	-25.6%
Interest expense on borrowed funds	1,858,216	1,215,772	642,444	52.8%
Interest expense on long term debt	80,741	—	80,741	100.0%
Interest expense on Junior Subordinated Debentures	145,064	301,931	(156,867)	-52.0%

Total Interest Expense	5,012,324	5,453,622	(441,298)	-8.1%

Net Interest Income Before Provision for Loan Losses	6,207,211	4,513,697	1,693,514	37.5%

Provision for Loan Losses	653,000	116,420	536,580	460.9%

Net Interest Income After Provision for Loan Losses	5,554,211	4,397,277	1,156,934	26.3%

Noninterest Income
Gain on sale of loans, net	—	68,817	(68,817)	-100.0%
Loss on sale of securities, net	(5,780)	—	(5,780)	100.0%
Loan servicing	47,103	51,045	(3,942)	-7.7%
Registered Investment Advisory Services fee income	157,283	153,605	3,678	2.4%
Other income	324,874	335,124	(10,250)	-3.1%

Total Noninterest Income	523,480	608,591	(85,111)	-14.0%

Noninterest Expenses
Salaries and benefits	2,190,224	1,833,327	356,897	19.5%
Occupancy	375,669	383,250	(7,581)	-2.0%
Advertising	85,598	96,027	(10,429)	-10.9%
Professional	88,313	80,102	8,211	10.3%
Data processing	142,624	146,198	(3,574)	-2.4%
Equipment and depreciation	213,005	252,345	(39,340)	-15.6%
Other administrative	689,919	760,689	(70,770)	-9.3%

Total Noninterest Expense	3,785,352	3,551,938	233,414	6.6%

Income Before Income Taxes	2,292,339	1,453,930	838,409	57.7%
Provision for Income Taxes	806,748	469,281	337,467	71.9%

Net Income	$1,485,591	$984,649	$500,942	50.9%

Earnings Per Share
Basic	$0.39	$0.25	$0.14	56.0%

Diluted	$0.39	$0.25	$0.14	56.0%

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended September 30, 2008 and 2007

	Nine Months Ended September 30,		Change

	2008	2007	$	%

	(Unaudited)
Interest Income
Interest and fees on loans	$29,764,998	$26,950,769	$2,814,229	10.4%
Interest on investment securities	1,952,504	1,785,291	167,213	9.4%
Interest on Federal funds sold	94,430	137,392	(42,962)	-31.3%
Interest on other investments	330,432	201,845	128,587	63.7%
Interest on deposits in other financial institutions	23,613	32,184	(8,571)	-26.6%

Total Interest Income	32,165,977	29,107,481	3,058,496	10.5%

Interest Expense
Interest expense on deposits	9,302,869	12,129,240	(2,826,371)	-23.3%
Interest expense on borrowed funds	5,135,603	3,073,257	2,062,346	67.1%
Interest expense on long term debt	118,914	—	118,914	100.0%
Interest expense on Junior Subordinated Debentures	498,005	886,698	(388,693)	-43.8%

Total Interest Expense	15,055,391	16,089,195	(1,033,804)	-6.4%

Net Interest Income Before Provision for Loan Losses	17,110,586	13,018,286	4,092,300	31.4%
Provision for Loan Losses	1,596,957	40,285	1,556,672	3864.1%

Net Interest Income After Provision for Loan Losses	15,513,629	12,978,001	2,535,628	19.5%

Noninterest Income
Gain on sale of loans, net	166,293	485,873	(319,580)	-65.8%
Loss on sale of securities, net	(5,780)	—	(5,780)	100.0%
Loan servicing	131,861	127,234	4,627	3.6%
Registered Investment Advisory Services fee income	464,117	439,558	24,559	5.6%
Other income	907,813	801,206	106,607	13.3%

Total Noninterest Income	1,664,304	1,853,871	(189,567)	-10.2%

Noninterest Expenses
Salaries and benefits	6,412,496	5,567,822	844,674	15.2%
Occupancy	1,120,204	1,101,390	18,814	1.7%
Advertising	233,839	306,330	(72,491)	-23.7%
Professional	386,489	352,686	33,803	9.6%
Data processing	423,884	350,583	73,301	20.9%
Equipment and depreciation	650,364	669,488	(19,124)	-2.9%
Other administrative	1,957,672	1,749,934	207,738	11.9%

Total Noninterest Expense	11,184,948	10,098,233	1,086,715	10.8%

Income Before Income Taxes	5,992,985	4,733,639	1,259,346	26.6%
Provision for Income Taxes	2,013,977	1,663,969	350,008	21.0%

Net Income	$3,979,008	$3,069,670	$909,338	29.6%

Earnings Per Share
Basic	$1.04	$0.77	$0.27	35.1%

Diluted	$1.04	$0.77	$0.27	35.1%

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,

	2008	2007	2008	2007

Profitability Ratios:
Return on average assets	0.89%	0.74%	0.86%	0.80%
Return on average equity	16.61%	11.73%	15.38%	12.55%
Net Interest Margin	3.83%	3.53%	3.83%	3.51%
Efficiency ratio	56.2%	69.3%	59.6%	67.9%

Other Information:
Average total assets	$666,192	$530,139	$619,901	$513,181
Average interest earning assets	$644,115	$507,645	$597,545	$495,195
Average equity	$35,769	$33,570	$34,502	$32,605
Average Basic Shares Outstanding	3,821,889	3,997,353	3,819,495	3,983,095
Average Diluted Shares Outstanding	3,833,518	3,997,181	3,832,121	4,011,351
Basic earnings per share	$0.39	$0.25	$1.04	$0.77
Diluted earnings per share	$0.39	$0.25	$1.04	$0.77

	At September 30, 2008	At December 31, 2007

Share Information:
Book value per share	$9.55	$8.62
Shares outstanding	3,823,634	3,818,284

Asset Quality Information:
Non-performing loans	$4,287	$466
Other real estate owned	—	—
Allowance for loan losses	$6,476	$4,915
Non-performing loans / total loans	0.75%	0.10%
Non-performing assets / total assets	0.63%	0.08%
Allowance for loan losses / loans outstanding	1.13%	1.05%
Allowance for loan losses / non-accrual loans	151.05%	1054.63%

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.19%	8.33%
Tier 1 risk based capital ratio	9.34%	9.15%
Total risk based capital ratio	10.45%	10.15%

Tamalpais Bancorp
Press Release
October 23, 2008

Net Loans Outstanding:

	At September 30, 2008		At December 31, 2007

	AMOUNT	%	AMOUNT	%

	(Dollars in thousands)
One-to-four family residential	$32,682	5.7%	$22,098	4.7%
Multifamily residential	164,429	28.6	123,077	26.2
Commercial real estate	326,343	56.7	246,257	52.4
Land	11,183	1.9	9,369	2.0
Construction real estate	22,284	3.9	28,988	6.2
Consumer loans	1,909	0.3	2,045	0.4
Commercial, non real estate	14,240	2.5	36,250	7.7

Total gross loans	573,070	99.6	468,084	99.7
Net deferred loan costs	1,999	0.3	1,529	0.3

Total loans receivable, net of deferred loan costs	$575,069	100.0%	$469,613	100.0%

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

(dollars in thousands)	9/30/08			9/30/07

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$6,733	$66	5.49%	$4,316	$43	5.58%
Investment securities - taxable (2)	49,546	579	4.65%	50,845	$615	4.80%
Other investments	8,367	125	5.94%	5,123	66	5.11%
Interest bearing deposits in other financial institutions	713	8	4.46%	786	9	4.54%
Federal funds sold	8,649	43	1.98%	2,132	24	4.47%
Loans (3)	570,107	10,399	7.26%	444,443	9,210	8.22%

Total Interest Earning Assets	644,115	11,220	6.93%	507,645	9,967	7.79%
Allowance for loan losses	(5,981)			(4,621)
Cash and due from banks	4,545			4,374
Net premises, furniture and equipment	4,224			4,916
Other assets	19,289			17,825

Total Assets	$666,192			$530,139

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,128	11	0.61%	$7,371	11	0.59%
Savings deposits (4)	156,724	915	2.32%	159,732	1,676	4.16%
Time deposits	239,709	2,001	3.32%	177,516	2,249	5.03%
Other borrowings	176,356	1,858	4.19%	105,142	1,216	4.59%
Long Term Debt	6,000	81	5.37%	—	—	100.00%
Junior Subordinated Debentures	13,403	145	4.30%	20,276	302	5.91%

Total Interest Bearing Liabilities	599,320	5,011	3.33%	470,037	5,454	4.60%
Noninterest deposits	27,222			21,245
Other liabilities	3,881			5,287

Total Liabilities	630,423			496,569
Shareholders’ Equity	35,769			33,570

Total Liabilities and Shareholders’ Equity	$666,192			$530,139

Net interest income		$6,209			$4,513

Net interest spread (5)			3.60%			3.19%
Net interest margin (6)			3.83%			3.53%

(1)

Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4)	Savings deposits include Money Market accounts.

(5)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6)	Net interest margin is the net yield on average interest earning assets.

Tamalpais Bancorp
Press Release
October 23, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Nine Months Ended
(dollars in thousands)	9/30/08			9/30/07

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$6,670	$197	5.56%	$2,401	$71	5.58%
Investment securities - taxable (2)	49,613	$1,756	4.73%	$49,248	$1,714	4.65%
Other investments	7,874	330	5.60%	5,093	202	5.30%
Interest bearing deposits in other financial institutions	682	24	4.70%	972	32	4.40%
Federal funds sold	5,313	94	2.36%	3,581	137	5.12%
Loans (3)	527,393	29,766	7.54%	433,900	26,951	8.30%

Total Interest Earning Assets	597,545	32,167	7.19%	495,195	29,107	7.86%
Allowance for loan losses	(5,478)			(4,639)
Cash and due from banks	4,458			4,386
Net premises, furniture and equipment	4,407			5,068
Other assets	18,969			13,171

Total Assets	$619,901			$513,181

Liabilities and Shareholders’ Equity
Interest bearing checking	$6,942	33	0.63%	$7,664	35	0.61%
Savings deposits (4)	150,601	2,852	2.53%	156,499	5,142	4.39%
Time deposits	219,065	6,418	3.91%	181,824	6,952	5.11%
Other borrowings	163,770	5,136	4.19%	94,183	3,073	4.36%
Long Term Debt	3,343	119	4.75%	—	—	100.00%
Junior Subordinated Debentures	13,403	498	4.96%	15,719	887	7.54%

Total Interest Bearing Liabilities	557,124	15,056	3.61%	455,889	16,089	4.72%
Noninterest deposits	24,907			20,471
Other liabilities	3,368			4,216

Total Liabilities	585,399			480,576
Shareholders’ Equity	34,502			32,605

Total Liabilities and Shareholders’ Equity	$619,901			$513,181

Net interest income		$17,111			$13,018

Net interest spread (5)			3.58%			3.14%
Net interest margin (6)			3.83%			3.51%

(1)

Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4)	Savings deposits include Money Market accounts.

(5)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6)	Net interest margin is the net yield on average interest earning assets.